Exhibit 4-A-45

                       -----------------------------------


                      Executed in 50 Counterparts of which
                         this is Counterpart No. ______

                       -----------------------------------


         --------------------------------------------------------------



                                    MORTGAGE

                      JERSEY CENTRAL POWER & LIGHT COMPANY

                                       to

                    UNITED STATES TRUST COMPANY OF NEW YORK,
                                Successor Trustee

                              ---------------------


                       FIFTY-THIRD SUPPLEMENTAL INDENTURE
                              FIRST MORTGAGE BONDS,
                      DESIGNATED SENIOR NOTE SERIES E BONDS

                              ---------------------


                          Dated as of November 1, 1999

         --------------------------------------------------------------


                          This instrument prepared by:


                             -----------------------

                               Marc B. Lasky, Esq.

TABLE OF CONTENTS
-----------------

PARTIES............................................................         1
RECITALS...........................................................         1
GRANT..............................................................         6
EXCEPTED PROPERTY..................................................         6
GENERAL SUBJECT CLAUSES............................................         6


ARTICLE I.

CONCERNING THE TRUSTEE

SECTION 1.01   Acceptance by Trustee of Property
               in Trust............................................         7

SECTION 1.02   Recitals by Company.................................         7


ARTICLE II.

CREATION, DESCRIPTION AND FORM OF THE SENIOR NOTE SERIES E BONDS

SECTION 2.01               Creation of Senior Note Series E
                           Bonds...................................         7

SECTION 2.02               $200,000,000 of Senior Note Series E
                           Bonds issuable..........................         7

SECTION 2.03               Dating, maturity and payment of
                           principal and interest of Senior
                           Note Series E Bonds.....................         7

SECTION 2.04               Payment on Series E Notes
                           sufficient..............................         9

SECTION 2.05               Registered in name of Senior Note
                           Trustee.................................         10

SECTION 2.06               Senior Note Series E Bonds not
                           transferable............................         10

SECTION 2.07               Redemption provisions...................         10

SECTION 2.08               Redemption on demand of Senior
                           Note Trustee............................         11






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


SECTION 2.09               Senior Note Series E Bonds as
                           "Related Senior Note First

                           Mortgage Bonds".........................         11

SECTION 2.10               Surrender of Senior Note Series E
                           Bonds...................................         11
SECTION 2.11               Discharge from and after Release
                           Date....................................         11

SECTION 2.12               Form of Senior Note Series E Bonds......         11


ARTICLE III.

MISCELLANEOUS

SECTION 3.01               Meaning of Certain Terms................         18

SECTION 3.02               Original Indenture and
                           Supplemental Indentures Ratified
                           and Confirmed...........................         18

SECTION 3.03               Execution in Counterparts...............         18

TESTIMONIUM                ........................................         18

SIGNATURES AND SEALS       ........................................         19

ACKNOWLEDGMENTS            ........................................         20

CERTIFICATE OF RESIDENCE   ........................................         24

                                    MORTGAGE
                                    --------

         FIFTY-THIRD SUPPLEMENTAL INDENTURE, dated as of the 1st day of November, 1999, made and entered into by and between JERSEY CENTRAL POWER & LIGHT COMPANY, a corporation organized and existing under the laws of the State of New Jersey (hereinafter called the "Company"), party of the first part, and UNITED STATES TRUST COMPANY OF NEW YORK, a bank and trust company organized under the State of New York bank law, with its principal corporate trust office at 114 West 47th Street, New York, New York, 10036-1532, as Successor Trustee under the Original Indenture hereinafter mentioned (the Successor Trustee being hereinafter sometimes called "Trustee"), party of the second part.

         WHEREAS, the Company has heretofore executed and delivered to City Bank Farmers Trust Company an Indenture dated as of March 1, 1946 (hereinafter called the "Original Indenture"), to secure the principal of and the interest and premium (if any) on all bonds at any time issued and outstanding thereunder, to declare the terms and conditions upon which bonds are to be issued thereunder and to subject to the lien thereof certain property therein described; and

         WHEREAS, United States Trust Company of New York is now acting as Successor Trustee under the Original Indenture and the indentures supplemental thereto hereinafter enumerated; and

         WHEREAS, the Original Indenture has heretofore been supplemented by a First Supplemental Indenture dated as of December 1, 1948, a Second Supplemental Indenture dated as of April 1, 1953, a Third Supplemental Indenture dated as of June 1, 1954, a Fourth Supplemental Indenture dated as of May 1, 1955, a Fifth Supplemental Indenture dated as of August 1, 1956, a Sixth Supplemental Indenture dated as of July 1, 1957, a Seventh Supplemental Indenture dated as of July 1, 1959, an Eighth Supplemental Indenture dated as of June 1, 1960, a Ninth Supplemental Indenture dated as of November 1, 1962, a Tenth Supplemental Indenture dated as of October 1, 1963, an Eleventh Supplemental Indenture dated as of October 1, 1964, a Twelfth Supplemental Indenture dated as of November 1, 1965, a Thirteenth Supplemental Indenture dated as of August 1, 1966, a Fourteenth Supplemental Indenture dated as of September 1, 1967, a Fifteenth Supplemental Indenture dated as of October 1, 1968, a Sixteenth Supplemental Indenture dated as of October 1, 1969, a Seventeenth Supplemental Indenture dated as of June 1, 1970, an Eighteenth Supplemental Indenture dated as of December 1, 1970, a Nineteenth Supplemental Indenture dated as of February 1, 1971, a Twentieth Supplemental Indenture dated as of November 1, 1971, a Twenty-first Supplemental Indenture dated as of August 1, 1972, a Twenty-second Supplemental Indenture dated as of August 1, 1973, a Twenty-third

Supplemental Indenture dated as of October 1, 1973, a Twenty-fourth Supplemental Indenture dated as of December 1, 1973, a Twenty-fifth Supplemental Indenture dated as of November 1, 1974, a Twenty-sixth Supplemental Indenture dated as of March 1, 1975, a Twenty-seventh Supplemental Indenture dated as of July 1, 1975, a Twenty-eighth Supplemental Indenture dated as of October 1, 1975, a Twenty-ninth Supplemental Indenture dated as of February 1, 1976, a Supplemental Indenture No. 29A dated as of May 31, 1976, a Thirtieth Supplemental Indenture dated as of June 1, 1976, a Thirty-first Supplemental Indenture dated as of May 1, 1977, a Thirty-second Supplemental Indenture dated as of January 20, 1978, a Thirty-third Supplemental Indenture dated as of January 1, 1979, a Thirty-fourth Supplemental Indenture dated as of June 1, 1979, a Thirty-fifth Supplemental Indenture dated as of June 15, 1979, a Thirty-sixth Supplemental Indenture dated as of October 1, 1979, a Thirty-seventh Supplemental Indenture dated as of September 1, 1984, a Thirty-eighth Supplemental Indenture dated as of July 1, 1985, a Thirty-ninth Supplemental Indenture dated as of April 1, 1988, a
Fortieth Supplemental Indenture dated as of June 14, 1988, a Forty-first Supplemental Indenture dated as of April 1, 1989, a Forty-second Supplemental Indenture dated as of July 1, 1989, a Forty-third Supplemental Indenture dated as of March 1, 1991, a Forty-fourth Supplemental Indenture dated as of March 1, 1992, a Forty-fifth Supplemental Indenture dated as of October 1, 1992, a Forty-sixth Supplemental Indenture dated as of April 1, 1993, a Forty-seventh Supplemental Indenture dated as of April 10, 1993, a Forty-eighth Supplemental Indenture dated as of April 15, 1993, a Forty-ninth Supplemental Indenture dated as of October 1, 1993, a Fiftieth Supplemental Indenture dated as of August 1, 1994, a Fifty-first Supplemental Indenture dated as of August 15, 1996 and a Fifty-second Supplemental Indenture dated as of July 1, 1999 (hereinafter respectively called "First Supplemental Indenture," "Second Supplemental Indenture," "Third Supplemental Indenture," "Fourth Supplemental Indenture," "Fifth Supplemental Indenture," "Sixth Supplemental Indenture," "Seventh Supplemental Indenture," "Eighth Supplemental Indenture," "Ninth Supplemental Indenture," "Tenth Supplemental Indenture," "Eleventh Supplemental Indenture," "Twelfth Supplemental Indenture," "Thirteenth Supplemental Indenture,"
"Fourteenth Supplemental Indenture," "Fifteenth Supplemental Indenture," "Sixteenth Supplemental Indenture," "Seventeenth Supplemental Indenture,"
"Eighteenth   Supplemental   Indenture,"  "Nineteenth  Supplemental  Indenture,"
"Twentieth Supplemental Indenture," "Twenty-first Supplemental Indenture," "Twenty-second Supplemental Indenture," "Twenty-third Supplemental Indenture,"
"Twenty-fourth Supplemental Indenture," "Twenty-fifth Supplemental Indenture," "Twenty-sixth Supplemental Indenture," "Twenty-seventh Supplemental Indenture," "Twenty-eighth Supplemental Indenture," "Twenty-ninth Supplemental Indenture," "Supplemental Indenture No. 29A," "Thirtieth Supplemental Indenture," "Thirty-first Supplemental Indenture," "Thirty-second

Supplemental Indenture," "Thirty-third Supplemental Indenture," "Thirty-fourth Supplemental Indenture," "Thirty-fifth Supplemental Indenture," "Thirty-sixth Supplemental Indenture," "Thirty-seventh Supplemental Indenture," "Thirty-eighth Supplemental Indenture," "Thirty-ninth Supplemental Indenture," "Fortieth Supplemental Indenture," "Forty-first Supplemental Indenture," "Forty-second
Supplemental Indenture," "Forty-third Supplemental Indenture," "Forty-fourth Supplemental Indenture," "Forty-fifth Supplemental Indenture," "Forty-sixth Supplemental Indenture," "Forty-seventh Supplemental Indenture," "Forty-eighth Supplemental Indenture," "Forty-ninth Supplemental Indenture," "Fiftieth Supplemental Indenture," "Fifty-first Supplemental Indenture," and "Fifty-second Supplemental Indenture," collectively called "the Supplemental Indentures"), for the purposes therein expressed; and

         WHEREAS, the Original Indenture has been recorded in the proper recording offices of the following counties in the State of New Jersey and the Commonwealth of Pennsylvania in Books of Mortgages at the pages respectively stated as follows:

                                       NEW JERSEY

                                                     Mortgage
                           County                      Book            Page
                           ------                      ----            ----

                           Burlington                360               1 &c
                           Camden                    2423              37 &c
                           Essex                     I-10              155 &c
                           Hunterdon                 439               284 &c
                           Mercer                    732               280 &c
                           Middlesex                 871               101 &c
                           Monmouth                  136               1 &c
                           Morris                    Z-1               1 &c
                           Ocean                     385               33 &c
                           Passaic                   B-24              1 &c
                           Somerset                  386               1 &c
                           Sussex                    394               148 &c
                           Union                     1474              1 &c
                           Warren                    279               191 &c

                                       PENNSYLVANIA

                           Armstrong                 213               421 &c
                           Bucks                     2133              151 &c
                           Dauphin                   N52               1 &c
                           Indiana                   200               371 &c
                           Montgomery                7537              1287 &c
                           Northampton               1159              1 &c

; and

         WHEREAS, the Supplemental Indentures have been recorded in the proper recording offices of the appropriate counties in the State of New Jersey and the Commonwealth of Pennsylvania; and

         WHEREAS,  the  Original  Indenture,  as  the  same  may be  amended  or
supplemented  from  time  to  time  by  indentures   supplemental   thereto,  is
hereinafter referred to as "the Indenture"; and

         WHEREAS, the Company has entered into an Indenture dated as of July 1, 1999 (the "Senior Note Indenture") with United States Trust Company of New York, as trustee (the "Senior Note Trustee"), providing for the issuance of notes thereunder (the "Senior Notes") from time to time, and pursuant to the Senior
Note Indenture the Company has agreed to issue to the Senior Note Trustee, as security for the Senior Notes, a new series of bonds under the Indenture at the time of authentication of each series of Senior Notes issued prior to the Release Date (as defined in the Senior Note Indenture); and

         WHEREAS, for such purposes the Company desires to issue a new series of bonds and by appropriate corporate action in conformity with the terms of the Indenture has duly determined to create a separate series of bonds, which shall be designated as "First Mortgage Bonds, Senior Note Series E" (hereinafter sometimes referred to as the "Senior Note Series E Bonds"), which said Senior Note Series E Bonds are to be substantially in the form set forth in Article II hereof with the insertion of numbers, denominations, date or dates from which interest shall accrue, maturities, interest rates (or method of determination thereof), interest payment dates and other terms as determined in accordance with the terms of the Indenture; and

         WHEREAS, the Senior Note Series E Bonds shall be issued to the Senior Note Trustee in connection with the issuance by the Company of its Senior Notes, Series E (the "Series E Notes"); and

         WHEREAS, all acts and things prescribed by law and by the certificate of incorporation and by-laws of the Company necessary to make the Senior Note Series E Bonds, when executed by the Company and authenticated by the Trustee, as in the Indenture provided, valid, binding and legal obligations of the Company, entitled in all respects to the security of the Indenture, have been performed or will have been performed prior to execution of such Senior Note Series E Bonds by the Company and authentication thereof by the Trustee; and

         WHEREAS, the Original Indenture authorizes the Company and the Trustee to enter into supplemental indentures for the purpose, among others, of conveying, transferring and assigning to the Trustee, and subjecting to the lien thereof, additional properties thereafter acquired by the Company; and

         WHEREAS, the Company desires to subject specifically to the lien of the Indenture certain property acquired by the Company since July 1, 1999; and

         WHEREAS, by the provisions of Article XVII of the Original Indenture, indentures supplemental to the Original Indenture may be executed and delivered for the purpose of setting forth the terms, provisions and form of the Senior Note Series E Bonds and supplementing the Original Indenture in a manner which is not inconsistent with the provisions thereof and does not adversely affect the interests nor modify the rights of outstanding bonds and for the other purposes therein more fully set forth; and

         WHEREAS, the Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Original Indenture and pursuant to appropriate action of its Board of Directors, has fully resolved and determined to make, execute and deliver to the Trustee a Fifty-third Supplemental Indenture in the form hereof for the purposes herein provided; and

         WHEREAS, the Company represents that all conditions and requirements necessary to make this Fifty-third Supplemental Indenture, in the form and upon the terms hereof, a valid, binding and legal instrument, in accordance with its terms, and for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery hereof, in the form and upon the terms hereof, have been in all respects duly authorized.

         NOW THEREFORE, THIS FIFTY-THIRD SUPPLEMENTAL INDENTURE WITNESSETH: That Jersey Central Power & Light Company, in consideration of the premises, and the execution and delivery by the Trustee of this Fifty-third Supplemental Indenture and for other good and valuable considerations, receipt of which is hereby acknowledged, has granted, bargained, sold, aliened, enfeoffed, released, conveyed, mortgaged, assigned, transferred, pledged, set over and confirmed, and by these presents does grant, bargain, sell, alien, enfeoff, release, convey, mortgage, assign, transfer, pledge, set over and confirm unto United States Trust Company of New York, as Successor Trustee as aforesaid, and to its successors in the trust created by the Original Indenture and to its and their successors and assigns forever, all the following properties of the Company, that is to say:

FIRST

         All property additions, as defined in and by Section 1.03 of the Original Indenture, acquired by the Company on or after July 1, 1999, and prior to November 1, 1999, and now owned by the Company.

SECOND

         Also all property of the character and nature specified in the "Second," "Third," "Fourth," "Fifth," and "Sixth" subdivisions of the granting clauses of the Original Indenture.

         EXPRESSLY EXCEPTING AND EXCLUDING, HOWEVER, from this Fifty-third Supplemental Indenture and from the lien and operation of the Indenture, all property which, prior to the date of this Fifty-third Supplemental Indenture, shall have been released from the lien of, or disposed of by the Company in accordance with the provisions of the Indenture; and all the tracts or parcels of land and premises and all property of every kind and type excepted and excluded from, and not heretofore or hereby expressly subjected to, the lien of the Original Indenture by the terms thereof whether such property was owned by the Company at the date thereof or has been acquired since that date.

         SUBJECT, HOWEVER, except as otherwise expressly provided in this Fifty-third Supplemental Indenture, to the exceptions, reservations and matters recited in the Indenture, to the reservations, exceptions, limitations and restrictions contained in the several deeds, grants, franchises and contracts or other instruments through which the Company acquired or claims title to the aforesaid property; and subject also to existing leases, to liens on easements or rights-of-way for transmission or distribution line purposes, to taxes and assessments not in default, to easements for alleys, streets, highways, rights-of-way and railroads that may run across or encroach upon said lands, to joint pole and similar agreements, to undetermined liens and charges, if any, incidental to the construction and other permissible encumbrances, as defined in the Original Indenture, and subject also to the provisions of Section 13.03 of the Original Indenture.

         In trust, nevertheless, upon the terms and trusts set forth in the Indenture.

         AND THIS FIFTY-THIRD SUPPLEMENTAL INDENTURE FURTHER WITNESSETH: That the Company, for the considerations aforesaid, hereby covenants and agrees to and with the Trustee and its successors in the trust under the Indenture, as follows:

                                   ARTICLE I.

                             CONCERNING THE TRUSTEE.

         SECTION  1.01.  The  Trustee  hereby  accepts  the  properties   hereby
mortgaged and conveyed to it upon the trusts hereinbefore referred to and agrees to perform the same upon the terms and conditions set forth in the Indenture.

         SECTION 1.02. The Trustee shall not be responsible in any manner for or with respect to the validity or sufficiency of this Fifty-third Supplemental Indenture, or the due execution hereof by the Company, or for or with respect to the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

                                   ARTICLE II.

                        CREATION, DESCRIPTION AND FORM OF
                         THE SENIOR NOTE SERIES E BONDS

         SECTION 2.01. The Company hereby creates a series of bonds to be issued under and secured by the Indenture, to be designated and to be distinguished from bonds of all other series by the title "First Mortgage Bonds, Senior Note Series E."

         SECTION 2.02. An aggregate principal amount of Two Hundred Million Dollars ($200,000,000) of Senior Note Series E Bonds, being authenticated and delivered from time to time, may forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered (either before or after the filing or recording hereof) to or upon the order of the designated officer or officers of the Company specifying, among other things, the principal amount of the Senior Note Series E Bonds to be issued on the specified date of issuance, the numbers, denominations, date or dates from which interest shall accrue, maturities, interest rates (or method of determination thereof), interest payment dates and other terms of such Senior Note Series E Bonds, upon receipt by the Trustee of the cash, resolutions, certificates, opinions and documents required to be delivered upon the issue of bonds from time to time as provided in the Indenture.

         SECTION 2.03. Each Senior Note Series E Bond shall be dated the date of its authentication ("issue date") and shall bear interest from the issue date of said bond or from the most recent interest payment date to which interest has been paid or duly provided for with respect to the Senior Note Series E Bonds, except that so long as there is no existing default in the payment of interest on the Senior Note Series E Bonds, any Senior Note Series E Bond authenticated by the Trustee between the record date (as hereinafter defined) for any interest payment date for such bond and such interest payment date shall bear interest from such interest payment date; provided, however, that if and to the extent the Company shall default in payment of the interest due on such interest payment date, then any such Senior Note Series E Bond shall bear interest from the most recent interest payment date to which interest has been paid or duly provided for with respect to the Senior Note Series E Bonds, or, if no interest has been paid on the Senior Note Series E Bonds, then from its issue date. All Senior Note Series E Bonds shall be payable on their respective maturity dates in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, and shall bear interest payable in like coin or currency, (i) at the interest rate specified on such Senior Note Series E Bonds, or in accordance with the method for determining such rate set forth therein, payable on the interest payment dates specified pursuant to Section 2.02, and on the maturity date, according to the terms of the Senior Note Series E Bonds or on prior redemption or by declaration or otherwise, commencing with the interest payment date first following the issue date of said bond; provided, however, if the issue date of a Senior Note Series E Bond is between the record date for an interest payment date and the interest payment date, interest payments on said bond will commence on the second interest payment date following the issue date, and (ii) at the highest rate of interest borne by any of the bonds outstanding under the Indenture from such date of maturity until they shall be paid or payment thereof shall have been duly provided for, and (to the extent that payment of such interest is enforceable under applicable law) interest on any overdue installment of interest shall be payable at the highest rate of interest borne by any of the bonds outstanding under the Indenture. Principal of and interest on the Senior Note Series E Bonds shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York.

         The persons in whose names the Senior Note Series E Bonds are registered at the close of business on any record date (as hereinafter defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date (except that in case of any redemption of the Senior Note Series E Bonds as provided for herein on a date subsequent to the record date and prior to such interest payment date, interest on such redeemed bonds shall be payable only to the date fixed for redemption thereof and only against surrender of such bonds for redemption in accordance with the notice of such redemption) notwithstanding the cancellation of any Senior Note Series E Bonds upon any registration of transfer or exchange subsequent to the record date and prior to such interest payment date; provided, however, that if, and to the extent, the Company shall default in the payment of the interest due on any interest payment date, such defaulted interest shall be paid to the persons in whose names outstanding Senior Note Series E Bonds are registered on the day immediately preceding the date of payment of such defaulted interest or, at the election of the Company, on a subsequent record date established by notice given by mail by or on behalf of the Company to the holders of Senior Note Series E Bonds not less than fifteen days preceding such subsequent record date.

         Unless otherwise specified in the written order of the Company delivered pursuant to Section 4.07(a) of the Original Indenture with respect to any Senior Note Series E Bonds, the term "record date" shall mean, with respect to any regular interest payment date, the close of business on the 15th day of the calendar month next preceding such interest payment date or, in the case of defaulted interest, the close of business on any subsequent record date established as provided above.

         SECTION 2.04. Upon any payment of the principal of, premium, if any, and interest on, all or any portion of the Series E Notes, whether at maturity or prior to maturity by redemption or otherwise or upon provision for the payment thereof having been made in accordance with Section 5.01(a) of the Senior Note Indenture, Senior Note Series E Bonds in a principal amount equal to the principal amount of such Series E Notes and having both a corresponding maturity date and interest rate shall, to the extent of such payment of principal, premium, if any, and interest, be deemed paid and the obligation of the Company thereunder to make such payment shall be discharged to such extent and, in the case of the payment of principal (and premium, if any), Senior Note Series E Bonds in a principal amount equal to the related Series E Notes shall be surrendered to the Company for cancellation as provided in Section 4.06 of the Senior Note Indenture. The Trustee may at any time and all times conclusively assume that the obligation of the Company to make payments with respect to the principal of and premium, if any, and interest on the Senior Note Series E Bonds, so far as such payments at the time have become due, has been fully satisfied and discharged pursuant to the foregoing sentence unless and until the Trustee shall have received a written notice from the Senior Note Trustee signed by one of its officers stating (i) that timely payment of principal of, or premium or interest on, the Series E Notes has not been so made, (ii) that the Company is in arrears as to the payments required to be made by it to the Senior Note Trustee pursuant to the Senior Note Indenture, and
(iii) the amount of the arrearage.

         SECTION 2.05. Each Senior Note Series E Bond is to be issued to and registered in the name of United States Trust Company of New York, as the Senior Note Trustee, or a successor trustee thereto, under the Senior Note Indenture to secure any and all obligations of the Company under the Series E Notes and any other series of Senior Notes from time to time outstanding under the Senior Note Indenture.

         SECTION 2.06. Except (i) as required to effect an assignment to a successor Trustee under the Senior Note Indenture, (ii) pursuant to Section 4.03 or Section 4.06 of the Senior Note Indenture, or (iii) in compliance with a final order of a court of competent jurisdiction in connection with any bankruptcy or reorganization proceeding of the Company, the Senior Note Series E Bonds are not transferable. The Senior Note Series E Bonds shall be exchangeable for other registered bonds of the same series and for the same aggregate principal amount, in the manner and upon the conditions prescribed in the Indenture, upon the surrender of such bonds at the office or agency of the Company in the Borough of Manhattan, The City of New York. The Company covenants and agrees that, notwithstanding Section 2.03 of the Original Indenture, it will not charge any sum for or in connection with any exchange or transfer of any Senior Note Series E Bond.

         SECTION 2.07. (a) Senior Note Series E Bonds shall not be redeemed except (i) as set forth in Section 2.08 hereof; and (ii) by the surrender thereof by the Senior Note Trustee to the Trustee for cancellation at a redemption price of zero upon redemption of all other series of bonds pursuant to Section 8.08 of the Indenture.

                  (b) In the event the Company redeems any Series E Notes prior to maturity in accordance with the provisions of the Senior Note Indenture, the Senior Note Trustee shall on the same date deliver to the Company Senior Note Series E Bonds in principal amounts corresponding to the Series E Notes so redeemed, as provided in Section 4.06 of the Senior Note Indenture.

                  (c) Senior Note Series E Bonds are not redeemable by the operation of the improvement fund pursuant to Section 5.22 and Section 9.06 of the Indenture or otherwise or by operation of the maintenance and replacement provisions of Section 5.07 and Section 9.06 of the Indenture or otherwise or with the proceeds of released property pursuant to Section 9.06 of the Indenture or otherwise.

         SECTION 2.08. The Senior Note Series E Bonds shall be immediately redeemed at a redemption price of 100% of the principal amount thereof, plus interest accrued to the redemption date, in whole, upon a written demand for redemption by the Senior Note Trustee stating that the principal of all Senior Notes then outstanding under the Senior Note Indenture has been declared to be immediately due and payable pursuant to the provisions of the first sentence of
Section 8.01(a) thereof.

         SECTION 2.09. For purposes of Section 4.07 of the Senior Note Indenture, the Senior Note Series E Bonds shall be deemed to be the "Related Senior Note First Mortgage Bonds" in respect of the Series E Notes.

         SECTION 2.10. At any time a Series E Note shall cease to be entitled to any lien, benefit or security under the Senior Note Indenture pursuant to
Section 5.01(b) thereof and the Company shall have provided the Senior Note Trustee with notice thereof, the Senior Note Trustee shall surrender an equal principal amount of the Related Senior Note First Mortgage Bonds, subject to the limitations of Section 4.06 of the Senior Note Indenture, to the Company for cancellation.

         SECTION 2.11. As provided in Section 4.09 of the Senior Note Indenture, from and after the Release Date, the obligations of the Company with respect to the Senior Note Series E Bonds shall be deemed to be satisfied and discharged, the Senior Note Series E Bonds shall cease to secure in any manner any Senior Notes outstanding under the Senior Note Indenture, and, pursuant to Section 4.06 of the Senior Note Indenture, the Senior Note Trustee shall forthwith deliver the Senior Note Series E Bonds to the Company for cancellation.

         SECTION 2.12. Unless otherwise specified in the written order of the Company delivered pursuant to Section 4.07(a) of the Original Indenture with respect to any Senior Note Series E Bonds, the form of the Senior Note Series E Bonds and the Trustee's authentication certificate to be endorsed thereon shall be substantially as follows, the maturity date or dates, denominations, interest rates (or method of determination thereof), interest payment dates and other terms thereof to be appropriately inserted as provided in Section 2.01 of the Original Indenture.

                      [FORM OF SENIOR NOTE SERIES E BONDS]

                      JERSEY CENTRAL POWER & LIGHT COMPANY

                    FIRST MORTGAGE BOND, SENIOR NOTE SERIES E

$--------------                                                  No. -------

Issue Date                    Interest Rate                      Maturity Date
----------                    -------------                      -------------

Interest Payment Dates:

         JERSEY CENTRAL POWER & LIGHT COMPANY, a corporation organized and existing under the laws of the State of New Jersey (hereinafter called the "Company"), for value received, hereby promises to pay to United States Trust Company of New York, as Trustee under the Company's Indenture dated as of July 1, 1999, or registered assigns, --------------- Dollars on the Maturity Date specified above, unless this Bond shall have been duly called for previous redemption in whole or in part and payment of the redemption price shall have been duly made or provided for, at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay to the registered holder hereof interest thereon, at said office or agency, in like coin or currency, from the Issue Date specified above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, until said principal sum has been paid or provided for, at the Interest Rate per annum specified above, on the Interest Payment Dates specified above and on the maturity date specified above; provided, however, if the Issue Date is between the record date for an Interest Payment Date and the Interest Payment Date, interest payments will commence on the second Interest Payment Date following the Issue Date; and, to the extent permitted by law, to pay interest on overdue interest at the highest rate of interest borne by any of the bonds outstanding under the Mortgage hereinafter mentioned.

         This bond is one of an issue of bonds of the Company (hereinafter referred to as the "bonds"), not limited in principal amount except as provided in the Mortgage hereinafter mentioned, which may mature at different times, may bear interest at different rates, and may otherwise vary as in the Mortgage hereinafter mentioned provided, and is one of a series known as its First Mortgage Bonds, Senior Note Series E (herein called the "Senior Note Series E Bonds"), all bonds issued and to be issued under and equally and ratably secured (except insofar as any sinking fund or analogous fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by an Indenture, dated as of March 1, 1946, executed by the Company to

City Bank Farmers Trust Company, Trustee (herein, together with any indentures supplemental thereto, including, but not by way of limitation, the Fifty-third Supplemental Indenture, dated as of November 1, 1999, called the "Mortgage"), under which United States Trust Company of New York is Successor Trustee (herein called the "Trustee"), to which Mortgage reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights and limitations of rights of the holders of the bonds and of the Company in respect thereof, the rights, duties and immunities of the Trustee, and the terms and conditions upon which the bonds are, and are to be, issued and secured. The Senior Note Series E Bonds are described in the Fifty-third Supplemental Indenture dated as of November 1, 1999 between the Company and the Trustee (the "Fifty-third Supplemental Indenture").

         Under an Indenture dated as of July 1, 1999 (hereinafter sometimes referred to as the "Senior Note Indenture"), between the Company and United Trust Company of New York, as trustee (hereinafter sometimes called the "Senior Note Trustee"), the Company will issue, concurrently with the issuance of this bond, an issue of notes under the Senior Note Indenture entitled Senior Notes, Series E (the "Series E Notes"). Pursuant to Article IV of the Senior Note Indenture, this bond is issued to the Senior Note Trustee to secure any and all obligations of the Company under the Series E Notes and any other series of senior notes from time to time outstanding under the Senior Note Indenture. Payment of principal of, or premium, if any, or interest on, the Series E Notes shall constitute payments on this bond as further provided herein and in the Fifty-third Supplemental Indenture.

         As provided in Section 4.09 of the Senior Note Indenture, from and after the Release Date (as defined in the Senior Note Indenture), the obligations of the Company with respect to this bond shall be deemed to be satisfied and discharged, this bond shall cease to secure in any manner any senior notes outstanding under the Senior Note Indenture, and, pursuant to
Section 4.06 of the Senior Note Indenture, the Senior Note Trustee shall forthwith deliver this bond to the Company for cancellation.

         Upon any payment of the principal of, premium, if any, and interest on, all or any portion of the Series E Notes, whether at maturity or prior to maturity by redemption or otherwise or upon provision for the payment thereof having been made in accordance with Section 5.01(a) of the Senior Note
Indenture, Senior Note Series E Bonds in a principal amount equal to the principal amount of such Series E Notes and having both a corresponding maturity date and interest rate shall, to the extent of such payment of principal, premium, if any, and interest, be deemed paid and the obligation of the Company thereunder to make such payment shall be discharged to such extent and, in the case of the payment of principal (and premium, if any), Senior Note Series E Bonds in principal amount equal to the related Series E Notes shall be surrendered to the Company for cancellation as provided in Section 4.06 of the Senior Note Indenture. The Trustee may at anytime and all times conclusively assume that the obligation of the Company to make payments with respect to the principal of and premium, if any, and interest on the Senior Note Series E Bonds, so far as such payments at the time have become due, has been fully satisfied and discharged pursuant to the foregoing sentence unless and until the Trustee shall have received a written notice from the Senior Note Trustee signed by one of its officers stating (i) that timely payment of principal of, or premium or interest on, the Series E Notes has not been made, (ii) that the Company is in arrears as to the payments required to be made by it to the Senior Note Trustee pursuant to the Senior Note Indenture, and (iii) the amount of the arrearage.

         For purposes of Section 4.07 of the Senior Note Indenture, this bond shall be deemed to be the "Related Senior Note First Mortgage Bonds" in respect of the Series E Notes.

         The Mortgage contains provisions permitting the holders of not less than seventy-five per centum (75%) in principal amount of all the bonds at the time outstanding, determined and evidenced as provided in the Mortgage, or in case the rights under the Mortgage of the holders of bonds of one or more, but less than all, of the series of bonds outstanding shall be affected, the holders of not less than seventy-five per centum (75%) in principal amount of the outstanding bonds of such one or more series affected, except that if any such action would affect the bonds of two or more series, the holders of not less than seventy-five per centum (75%) in principal amount of outstanding bonds of such two or more series, which need not include seventy-five per centum (75%) in principal amount of outstanding bonds of each of such series, determined and evidenced as provided in the Mortgage, on behalf of the holders of all the bonds, to waive any past default under the Mortgage and its consequences except a completed default, as defined in the Mortgage, in respect of the payment of the principal of or interest on any bond or except a default arising from the creation of any lien ranking prior to or equal with the lien of the Mortgage on any of the mortgaged property, subject to the condition that, in case the rights of the holders of less than all of the series of bonds outstanding shall be affected, no waiver of any past default or its consequences shall be effective unless approved by the holders of not less than a majority of all the bonds at the time outstanding. The Mortgage also contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than seventy-five per centum (75%) in principal amount of all the bonds at the time outstanding, determined and evidenced as provided in the Mortgage, or in case the rights under the Mortgage of the holders of bonds of one or more, but less than all, of the series of bonds outstanding shall be affected, then with the consent of the holders of not less than seventy-five per centum (75%) in principal amount of the outstanding bonds of such one or more series affected, except that if any such action would affect the bonds of two or more series, the holders of not less than seventy-five per centum (75%) in principal amount of outstanding bonds of such two or more series, which need not include seventy-five per centum (75%) in principal amount of outstanding bonds of each of such series, determined and evidenced as provided in the Mortgage, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Mortgage or modifying in any manner the rights of the holders of the bonds and coupons thereunto appertaining; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any bonds, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, or, subject to the provisions of the Mortgage, limit the right of a bondholder to institute suit for the enforcement of payment of principal or interest in accordance with the terms of the bonds, without the consent of the holder of each bond so affected, or (ii) reduce the aforesaid percentage of bonds, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all bonds then outstanding, or (iii) permit the creation of any lien ranking prior to or equal with the lien of the Mortgage on any of the mortgaged property without the consent of the holders of all bonds then outstanding, or (iv) deprive the holder of any outstanding bond of the lien of the Mortgage on any of the mortgaged property. Any such waiver or consent by the holder of this bond (unless effectively revoked as provided in the Mortgage) shall be conclusive and binding upon such holder and upon all future holders of this bond, irrespective of whether or not any notation of such waiver or consent is made upon this bond.

         No reference herein to the Mortgage and no provision of this bond or of the Mortgage shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this bond at the time and place and at the rate and in the coin or currency herein prescribed.

         The Senior Note Series E Bonds are issuable only in fully registered form and in denominations of $1,000 or any higher integral multiple of $1,000.

         Senior Note Series E Bonds shall not be redeemed except as set forth below and except by the surrender thereof by the Senior Note Trustee to the Trustee for cancellation at a redemption price of zero upon redemption of all other series of bonds pursuant to Section 8.08 of the Mortgage. In the event the Company redeems any Series E Notes prior to maturity in accordance with the provisions of the Senior
Note Indenture, the Senior Note Trustee shall on the same date deliver to the Company Senior Note Series E Bonds in principal amounts corresponding to the Series E Notes so redeemed, as provided in Section 4.06 of the Senior Note Indenture. Senior Note Series E Bonds are not redeemable by the operation of the improvement fund pursuant to Section 5.22 and Section 9.06 of the Indenture or otherwise or by operation of the maintenance and replacement provisions of
Section 5.07 and Section 9.06 of the Indenture or otherwise or with the proceeds of released property pursuant to Section 9.06 of the Indenture or otherwise.

         The Senior Note Series E Bonds shall be immediately redeemed at a redemption price of 100% of the principal amount thereof, plus interest accrued to the redemption date, in whole, upon a written demand for redemption by the Senior Note Trustee stating that the principal of all Senior Notes then outstanding under the Senior Note Indenture have been declared to be immediately due and payable pursuant to the provisions of the first sentence of Section 8.01(a) thereof.

         The Mortgage provides that if the Company shall deposit with the Trustee in trust for the purpose funds sufficient to pay the principal of all of the bonds of any series, or such of the bonds of any series as have been or are to be called for redemption, and premium, if any, thereon, and all interest payable on such bonds to the date on which they become due and payable, at maturity or upon redemption or otherwise, and complies with the other provisions of the Mortgage in respect thereof, then from the date of such deposit such bonds shall no longer be secured by the lien of the Mortgage.

         The principal hereof may be declared or may become due prior to the express date of the maturity hereof on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

         This bond is not transferable except (i) as required to effect an assignment to a successor Trustee under the Senior Note Indenture, (ii) pursuant to Section 4.03 or Section 4.06 of the Senior Note Indenture, or (iii) in compliance with a final order of a court of competent jurisdiction in connection with any bankruptcy or reorganization proceeding of the Company. This bond shall be exchangeable for other registered bonds of the same series and for the same aggregate principal amount, in the manner and upon the conditions prescribed in the Mortgage, upon the surrender of such bonds at the office or agency of the Company in the Borough of Manhattan, the City of New York. However, notwithstanding the provisions of Section 2.03 of the Mortgage, no charge shall be made upon any registration of transfer or exchange of bonds of said series. The Company and the Trustee, any paying agent and any bond registrar may deem and treat the person in whose name this bond is registered as the absolute owner hereof, whether or not this bond shall be overdue, for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustee nor any paying agent nor any bond registrar shall be affected by any notice to the contrary.

         No recourse under or upon any obligation, covenant or agreement contained in the Mortgage, or in any bond or coupon thereby secured, or because of any indebtedness thereby secured, shall be had against any incorporator, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation under any rule of law, statute or constitution, or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise; it being expressly agreed and understood that the Mortgage, and the obligations thereby secured, are solely corporate obligations, and that no personal liability whatever shall attach to, or be incurred by, such incorporators, stockholders, officers or directors, as such, of the Company or of any successor corporation, or any of them because of the incurring of the indebtedness thereby authorized or under or by reason of any of the obligations, covenants or agreements contained in the Mortgage or in any of the bonds or coupons thereby secured, or implied therefrom.

         This bond shall not become valid or obligatory for any purpose until UNITED STATES TRUST COMPANY OF NEW YORK, the Trustee under the Mortgage, or its successor thereunder, shall have signed the certificate of authentication endorsed hereon.

         IN WITNESS WHEREOF, JERSEY CENTRAL POWER & LIGHT COMPANY has caused this bond to be signed in its name by the manual or facsimile signature of its President or one of its Vice Presidents and its corporate seal, or a facsimile thereof, to be affixed hereto and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

Dated:
                                          JERSEY CENTRAL POWER & LIGHT COMPANY

                                          By:
                                             --------------------------------
                                                    (Vice) President
Attest:

------------------------------
   (Assistant) Secretary

                         [FORM OF TRUSTEE'S CERTIFICATE]

                      TRUSTEE'S AUTHENTICATION CERTIFICATE

         This bond is one of the bonds of the series herein designated, provided for in the within-mentioned Mortgage.

                                      UNITED STATES TRUST COMPANY OF NEW YORK


                                      By-------------------------------------

                                                  Authorized Officer


                   [END OF FORM OF SENIOR NOTE SERIES E BOND]


                                  ARTICLE III.

                                  MISCELLANEOUS

         SECTION 3.01. For all purposes hereof, except as the context may otherwise require, (a) all terms contained herein shall have the meanings given such terms in, and (b) all references herein to sections of the Original Indenture shall be deemed to be to such sections of, the Original Indenture as the same heretofore has been or hereafter may be amended by an indenture or indentures supplemental thereto.

         SECTION 3.02. As amended and supplemented by the aforesaid indentures supplemental thereto and by this Fifty-third Supplemental Indenture, the Original Indenture is in all respects ratified and confirmed and the Original Indenture and the aforesaid indentures supplemental thereto and this Fifty-third Supplemental Indenture shall be read, taken and construed as one and the same instrument.

         SECTION 3.03. This Fifty-third Supplemental Indenture shall be simultaneously executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, JERSEY CENTRAL POWER & LIGHT COMPANY, party of the first part, has caused this instrument to be signed in its name and behalf by its President or a Vice President, and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary and United States Trust Company of New York, as Successor Trustee as aforesaid, the party of the second part, in token of its acceptance of the trust hereby created, has caused this instrument to be signed in its name and behalf by an Authorized Officer and its corporate seal to be hereunto affixed and attested by an Authorized Officer, all as of the day and year first above written.

                                        JERSEY CENTRAL POWER & LIGHT COMPANY


                                        By:---------------------------------

                                                     Vice President

ATTEST:

-----------------------------
  Assistant Secretary

Signed,  sealed and  delivered by
JERSEY  CENTRAL  POWER & LIGHT  COMPANY
in the presence of:

-----------------------------

-----------------------------

                                        UNITED STATES TRUST COMPANY
                                        OF NEW YORK
                                        As Successor Trustee as aforesaid

                                        By:---------------------------------

                                                     Vice President

ATTEST:

-----------------------------
   Assistant Secretary

Signed,  sealed and  delivered by
UNITED STATES TRUST COMPANY
OF NEW YORK in the presence of:

-----------------------------

-----------------------------

STATE OF NEW JERSEY  )
                        ss.:
COUNTY OF MORRIS     )

         BE IT REMEMBERED that on this ---------- day of November, 1999 before me, the subscriber, a notary public in and for said County and State, personally appeared M.E. Gramlich, an Assistant Secretary of JERSEY CENTRAL POWER & LIGHT COMPANY, the corporation named in and which executed the foregoing instrument, who, being by me duly sworn according to law, does depose and say and make proof to my satisfaction that she resides at Sparta, New Jersey; that she is an Assistant Secretary of JERSEY CENTRAL POWER & LIGHT COMPANY; that the seal affixed to said instrument is the corporate seal of said corporation, the same being well known to her; that it was so affixed by the order of the Board of Directors of said corporation; that T.G. Howson is a Vice President of said corporation; that she saw said T.G. Howson as such Vice President sign such instrument, and affix said seal thereto and deliver said instrument and heard him declare that he signed, sealed and delivered said instrument as the voluntary act and deed of said corporation by its order and by order of its Board of Directors, for the uses and purposes therein expressed; and that the said M.E. Gramlich signed her name thereto at the same time as subscribing witness, and that Jersey Central Power & Light Company, the mortgagor, has received a true copy of said instrument.


                                                     -------------------------
                                                     Assistant Secretary

                                                     Subscribed and sworn to
                                                     before me the day and
                                                     year aforesaid





                                                     -------------------------

                                                     [NOTARIAL SEAL]

STATE OF NEW YORK    )
                       ss.:
COUNTY OF NEW YORK   )

      BE IT REMEMBERED that on this --------------- day of November, 1999 before me, the subscriber, a notary public in and for said County and State, personally appeared Kevin Fox, an Assistant Secretary of UNITED STATES TRUST COMPANY OF NEW YORK, the corporation named in and which executed the foregoing instrument, who, being by me duly sworn according to law, does depose and say and make proof to my satisfaction that he resides at Hoboken, New Jersey; that he is an Assistant Secretary of UNITED STATES TRUST COMPANY OF NEW YORK; that the seal affixed to said instrument is the corporate seal of said corporation, the same being well known to him; that it was so affixed by him pursuant to authority granted by the Board of Directors of said corporation; that Louis P. Young is a Vice President of said corporation; that he saw said Louis P. Young as such Vice President sign and deliver said instrument and heard him declare that he signed and delivered said instrument as the voluntary act and deed of said corporation pursuant to authority granted by its Board of Directors, for the uses and purposes therein expressed; and that the said Kevin Fox signed his name thereto at the same time as subscribing witness.

                                                        ---------------------
                                                        Assistant Secretary

                                                        Subscribed and sworn to
                                                        before me the day and
                                                        year aforesaid






                                                        ---------------------

                                                          [NOTARIAL SEAL]

STATE OF NEW JERSEY  )
                      ss.:
COUNTY OF MORRIS     )


      On this ----------- day of November, 1999, before me came T.G. Howson, to me known, who, being by me duly sworn, did say that he resides at Madison, New Jersey; that he is a Vice President of JERSEY CENTRAL POWER & LIGHT COMPANY, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that said seal was so affixed by order of the Board of Directors of said corporation; and that he signed his name to said instrument by like order.

                                                      -------------------------
                                                      Subscribed and sworn to
                                                      before me the day and
                                                      year aforesaid


                                                      -------------------------
                                                      [NOTARIAL SEAL]

STATE OF NEW YORK    )
                      ss.:
COUNTY OF NEW YORK   )


      On this ---------- day of November, 1999, before me came Louis P. Young, to me known, who, being by me duly sworn, did say that he resides at Plainview, New York; that he is a Vice President of UNITED STATES TRUST COMPANY OF NEW YORK, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that said seal was so affixed by authority of the Board of Directors of said corporation; and that he signed his name to said instrument by like authority.


                                                        ----------------------_
                                                        Subscribed and sworn to
                                                        before me the day and
                                                        year aforesaid


                                                        -----------------------
                                                        [NOTARIAL SEAL]
























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



                            CERTIFICATE OF RESIDENCE
                            ------------------------

      United States Trust Company of New York, Successor Trustee within named, hereby certifies that its precise residence is 114 West 47th Street, in the Borough of Manhattan, in the City of New York, in the State of New York.




                                      UNITED STATES TRUST COMPANY OF NEW YORK



                                      By:------------------------------------

                                                 Vice President











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